Exhibit 10.1


                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT, dated this ___ day of _______ 1998, between Willow Grove Bank, a federally chartered stock savings bank (the "Bank"), and Frederick A. Marcell, Jr. (the "Executive").


                                   WITNESSETH

         WHEREAS, the Bank is reorganizing (the "Reorganization") into the mutual holding company form whereby the Bank will become a wholly owned subsidiary of a subsidiary (the "Corporation") of a mutual holding company (the "MHC");

         WHEREAS, the Executive currently is an employee of the Bank;

         WHEREAS, the Employer desires to be ensured of the Executive's continued active participation in the business of the Employer subsequent to the Reorganization; and

         WHEREAS, in order to induce the Executive to serve in the employ of the Employer, and in consideration of the Executive's agreeing to serve in the employ of the Employer, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employer is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Base Salary. "Base Salary" shall mean the Executive's annual salary exclusive of any pension or other retirement plan, profit sharing plan, stock option plan, employee stock ownership plan, or other plans, benefits and privileges given to employees and executives of the Employers.

         (b) Cause. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this paragraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employer.

         (c) Change in Control of the Corporation. "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or
Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not the Corporation is registered under Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than the MHC is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, provided further, however, that no change in control of the Corporation shall be deemed to have occurred in the event that the MHC undertakes a mutual to stock conversion.

         (d) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) Date of Termination. "Date of Termination" shall mean the date the Executive's employment is terminated for any reason, as specified in the Notice of Termination.

         (f) Disability. Termination by the Employer of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employer or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (h) Good Reason. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive following a Change in Control of the Corporation based on:

             (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of President of the Bank or a material adverse change made by the Employer in the Executive's functions, duties or responsibilities as President of the Bank;


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

             (ii) Without the Executive's express written consent, a material reduction by the Employer in the Executive's Base Salary as the same may be increased from time to time or a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

             (iii) Without the Executive's express written consent, the Employer requires the Executive to work in an office which is more than 50 miles from the location of the Employer current principal executive office, except for required travel on business of the Employer to an extent substantially consistent with the Executive's present business travel obligations;

             (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (i) below; or

             (v) The failure by the Employer to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) Notice of Termination. Any purported termination of the Executive's employment by the Employer for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employer termination of the Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 10 hereof.

         (j) Retirement. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employer retirement policies, including early retirement, generally applicable to the Employer salaried employees.

         2. Term of Employment.

         (a) The Employer hereby employs the Executive as President of the Bank, and the Executive hereby accepts said employment and agrees to render such services to the Employer on the terms and conditions set forth in this Agreement. The term of this Agreement shall be a period of two years commencing on _________ ___, 1998 (the "Commencement Date"), subject to earlier


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



termination as provided herein. Beginning on the day which is one year subsequent to the Commencement Date, and on each annual anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that the Employer have not given notice to the Executive in writing at least 60 days prior to such day that the term of this Agreement shall not be extended further. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms. The Board of Directors of the Employer shall review on a periodic basis (and no less frequently than annually) whether to permit further extensions of the term of this Agreement. As part of such review, the Boards of Directors shall consider all relevant factors, including the Executive's performance hereunder, and shall either expressly approve further extensions of the time of this Agreement or decide to provide notice to the contrary.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employer as is consistent with his title of President of the Bank.

         3. Compensation and Benefits.

         (a) The Employer shall compensate and pay Executive for his services during the term of this Agreement at a minimum Base Salary of $_______ per year, which may be increased from time to time in such amounts as may be determined by the Board of Directors of the Employer. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Board of Directors of the Employer.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any tax-qualified pension benefit plan (including any employee stock ownership plan), and health and welfare plans provided to employees and executives of the Employer.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of the Employer. The Executive shall not be entitled to receive any additional compensation from the Employer for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employer.

         (d) During the term of this Agreement, the Executive will be entitled to participate in the supplemental executive retirement plan of the Employer established for the Executive's benefit in July 1998.

         4. Expenses. The Employer shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employer, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses subject to such reasonable documentation and




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

other limitations as may be established by the Board of Directors of the Employer. If such expenses are paid in the first instance by the Executive, the Employer shall reimburse the Executive therefor.

         5. Termination.

         (a) The Employer shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon 60 days' prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that the (i) the Executive's employment is terminated by the Employer for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) the Executive terminates his employment hereunder other than for Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event that (i) the Executive's employment is terminated by the Employer for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive due to a material breach of this Agreement by the Employer, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employer, then the Employer shall, subject to the provisions of
Section 6 hereof, if applicable:

         (A) Pay to the Executive the Executive's Base Salary at the rate in effect immediately prior to the Date of Termination for the remaining term of this Agreement, payable in such manner and at such times as such salary would have been payable to the Executive if the Executive had continued to be employed; and

         (B) Maintain and provide for a period ending at the earlier of (i) Executive's 65th birthday or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the continued participation of the Executive and his spouse in all, life insurance, health, accident and disability plans, programs and arrangements in which the Executive and his spouse were entitled to participate immediately prior to the Date of Termination, provided that in the event that the Executive's or his spouse's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive and/or his spouse with benefits substantially similar to those which the Executive and/or his spouse were entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.



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


         (d) In the event that the Executive's employment is terminated for Good Reason subsequent to a Change in Control, then the Employer shall, subject to the provisions of Section 6 hereof, if applicable:

                  (A) pay to the Executive, a lump sum cash payment equal to the sum of Executive's Base Salary plus any bonus received in the immediately prior year multiplied by the number two (2); and

                  (B) maintain and provide for a period ending at the earlier of
                  (i) Executive's 65th birthday or (ii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the continued participation of the Executive and his spouse in all, life insurance, health, accident and disability plans, programs and arrangements in which the Executive and his spouse were entitled to participate immediately prior to the Date of Termination, provided that in the event that the Executive's or his spouse's participation in any plan, program or arrangement as provided in this subparagraph (B) is barred or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employer shall arrange to provide the Executive and/or his spouse with benefits substantially similar to those which the Executive and/or his spouse were entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

         6. Limitation of Benefits under Certain Circumstances. If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employer, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 5 being non-deductible to either of the Employer pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employer and paid by the Employer. Such counsel shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination, and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.




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         7.       Mitigation; Exclusivity of Benefits.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise (except as provided in Section 5(c)(B) hereof).

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employer pursuant to employee benefit plans of the Employer or otherwise.

         8. Withholding. All payments required to be made by the Employer hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employer may reasonably determine should be withheld pursuant to any applicable law or regulation.

         9. Assignability. The Employer may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employer may hereafter merge or consolidate or to which the Employer may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employer hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or their rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         10. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employer:  Board of Directors
                           Willow Grove Bank
                           Welsh and Norristown Roads
                           Maple Glen, Pennsylvania

         To the Executive: Frederick A.  Marcell, Jr.
                           ---------------------
                           ---------------------
                           ---------------------
                           ---------------------

         11. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by

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


the Executive and such officer or officers as may be specifically designated by the Board of Directors of the Employer to sign on their behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         12. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         13. Nature of Obligations. Nothing contained herein shall create or require the Employer to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employer hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employer.

         14. Interpretation and Headings. This agreement shall be interpreted in order to achieve the purposes for which it was entered into. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         15. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         17. Regulatory Actions. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Associations, 12 C.F.R. ss.563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

         (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employer' affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. ss.ss.1818(e)(3) and 1818(g)(1)), the
Employer' obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employer may, in their discretion: (i) pay the Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.



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         (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employer' affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. ss.ss.1818(e)(4) and (g)(1)), all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

         (c) If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. ss.1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. ss.563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employer is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA (12 U.S.C. ss.1823(c)); or
(ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employer as of the date of termination shall not be affected.

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. ss.1828(k)) and the regulations promulgated thereunder.


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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                                         WILLOW GROVE BANK



                                                By:
----------------------------                        -------------------------


                                                EXECUTIVE


                                                By:
                                                    -------------------------
                                                    Frederick A. Marcell, Jr.



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